Exhibit 10.1

FORWARD GOLD PURCHASE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from GOLDEN CHEST LLC (the “Seller”), a subsidiary of New Jersey Mining Company (the “Issuer”),           ounces of forward gold production of the Seller as represented below at a price of $935 per ounce of gold for an Aggregate Purchase Price of $                            (the “Aggregate Purchase Price”). The Purchaser agrees to be bound by the agreements set forth in this Forward Gold Purchase Agreement, the Subscription Agreement, Schedule A “Security of the Forward Gold Purchase Agreement,” and Schedule B “Accredited Investor Questionnaire”, which documents, along with the Private Placement Memorandum (“PPM”), are attached hereto and form part of this Forward Gold Purchase Agreement.  The Seller shall deliver            ounces of .999 gold on a quarterly basis over eight quarters with the first payment beginning December 1, 2016, for a total of ______ounces of .999 gold, in the following quarterly amounts:

(i)

______ ounces of .999 gold on or before December 1, 2016;

(ii)

______ ounces of .999 gold on or before March 1, 2017;

(iii)

______ ounces of .999 gold on or before June 1, 2017;

(iv)

______ ounces of .999 gold on or before September 1, 2017;

(v)

______ ounces of .999 gold on or before December 1, 2017;

(vi)

______ ounces of .999 gold on or before March 1, 2018;

(vii)

______ ounces of .999 gold on or before June 1, 2018; and

(viii)

______ ounces of .999 gold on or before September 1, 2018.

PURCHASER

DELIVER THE GOLD TO:

Signature of Purchaser

Attention – Full Name

Name of Purchaser (Printed)

Street Address

Purchaser’s Street Address

City, State and Postal Code

City, State and Postal Code

Telephone Number

PENALTY UPON DEFAULT AND CONVERTIBILITY

Failure of the Seller to meet minimum monthly gold distribution schedules will result in a penalty premium to be paid to the Purchaser equal to 20% interest per annum on the remaining balance of distributable gold, to be calculated over such quarterly period. For any particular quarterly period and upon 90-days notice to the Seller, Purchaser may convert the amount due for the quarter into cash equal to the value of the gold, which shall be calculated by using the average of the London PM fix prices during such quarter.

The Seller hereby accepts the subscription as set forth above on the terms and conditions contained in this Forward Gold Purchase Agreement (including the PPM, Subscription Agreement and Accredited Investor Questionnaire attached hereto) as of this ___ day of                   , 2016.

GOLDEN CHEST LLC

NEW JERSEY MINING COMPANY

a subsidiary of New Jersey Mining Company

Issuer and Parent Company

Per:

Per:

Grant Brackebusch, Manager

        Del Steiner, CEO

Address:  201 N. 3rd Street

        201 N. 3rd Street

Coeur d’Alene, Idaho 83814

        Coeur d’Alene, Idaho 83814

Email: gbrack@newjerseymining.com

        Email: gbrack@newjerseymining.com

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